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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following entities, unless otherwise indicated, are wholly-owned direct or indirect subsidiaries of the Registrant as of December 31, 2000:

                                                         State or Country
     Name                                                of Organization
     ----                                                ---------------
 1.  Baker Environmental, Inc.                           Pennsylvania
 2.  Baker Heavy & Highway, Inc.                         Pennsylvania
 3.  Baker Mellon Stuart Construction, Inc.              Pennsylvania
 4.  Mellon Stuart Building Services, Inc.               Pennsylvania
 5.  Mellon Stuart Construction International, Inc.      Pennsylvania
 6.  Michael Baker Global, Inc.                          Pennsylvania
 7.  Michael Baker Jr., Inc.                             Pennsylvania
 8.  Michael Baker Alaska, Inc.                          Alaska
 9.  Baker Construction, Inc.                            Delaware
10.  Baker Global Project Services, Inc.                 Delaware
11.  Baker Holding Corporation                           Delaware
12.  Baker/OTS, Inc.                                     Delaware
13.  International Pipeline Services, Inc.               Delaware
14.  Michael Baker International, Inc.                   Delaware
15.  Baker GeoResearch, Inc.                             District of Columbia
16.  Baker Engineering, Inc.                             Illinois
17.  Steen Production Service, Inc.                      Louisiana
18.  Michael Baker Jr. Company                           Nevada
19.  Michael Baker Architects/Engineers, P.C.            New Jersey
20.  Baker Engineering NY, Inc.                          New York
21.  Baker/MO Services, Inc.                             Texas
22.  Vermont General Insurance Company                   Vermont
23.  Michael Baker Barbados Ltd.                         Barbados
24.  Baker O&M International, Ltd.                       Cayman Islands
25.  Baker/OTS International, Inc.                       Cayman Islands
26.  Overseas Technical Services (Middle East) Ltd.      Cayman Islands
27.  Michael Baker de Mexico S.A. de C.V.                Mexico
28.  OTS International Training Services Ltd.            United Kingdom
29.  Overseas Technical Services (Harrow) Ltd.           United Kingdom
30.  Baker/OTS Ltd.                                      United Kingdom
31.  SD Forty-Five Ltd.                                  United Kingdom
32.  Hanseatic Oilfield Services Ltd.                    Vanuatu
33.  OTS Finance and Management Ltd.                     Vanuatu
34.  Overseas Technical Service International Ltd.       Vanuatu


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